Exhibit 99.1

AGREEMENT

This AGREEMENT dated as of twenty-first day of September 2008 (the “Agreement”), by and between Proginet Corporation, a Delaware corporation with its principal place of business at 200 Garden City Plaza Garden City, New York  11530, and Kevin M. Kelly, having an address at 1 Woods Lane, Locust Valley, New York  11560.

WHEREAS, Kevin M. Kelly (“Kelly”) and Proginet Corporation (the “Company”) are parties to that certain employment agreement dated October 31, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and Kelly have agreed to terminate the Employment Agreement, subject to the terms and conditions specified below;

NOW THEREFORE, the parties hereto agree as follows:

1.           Effective Date of Termination:  The parties agree that Kelly’s Employment Agreement and his employment with the Company terminated at the close of business on July 31, 2008.

2.           Severance:  The parties acknowledge that Kelly has determined to resign and such resignation constitutes a “Termination For Good Reason” under the Employment Agreement in that the board of directors of the Company communicated its intention to terminate the Employment Agreement without “Cause.”  Under these circumstances, the Company and Kelly acknowledge that he is entitled to the severance payments provided for in the Employment Agreement, and the parties hereby agree that such compensation is finally determined as follows:

(i)          a continuation of Kelly’s base salary of $237,360 per annum for a period of 18 months, commencing in August, 2008 and payable semi-monthly in 36 installments according to the Company’s regular payroll practice;

(ii)          a payment of $51,750, which is equal to 150% of the highest annual bonus paid to Kelly during fiscal years 2005, 2006, and 2007, commencing August, 2008 and payable semi-monthly in 36 installments according to the Company’s regular payroll practice;

(iii)         Continued participation from August 1, 2008 to January 31, 2010, in the Company’s group health and insurance plan, 401k plan and any other benefit plans or programs in which Kelly was enrolled on the effective date of the termination of his employment.  The Company will provide to Kelly 36 semi-monthly payments of $677.86, with respect to Kelly’s entitlement to the Company’s matching contribution under the 401k plan, as well as the other benefits that would be available to Kelly by participating in the 401k plan, recognizing that Kelly is not entitled to participate under such plan due to the termination of employment;

(iv)         Kelly hereby waives his right to executive job placement counseling as provided for in the Employment Agreement; and

(v)          a payment of $5,478, equal to six days of accrued vacation time as of July 31, 2008 which was paid on August 22, 2008;

(vi)         a continued monthly automobile allowance of $612 for the period from August 1, 2008 until January 31, 2010, amounting to a total of $11,016.

(vii)        Kelly acknowledges that the final date for him to exercise any of his options to purchase Proginet Common Stock was August 30, 2008 and acknowledges and agrees that he will be given no extension of time to exercise such options.

The parties agree that the Company’s obligations to pay the aforementioned amounts are contingent upon Kelly not revoking this Agreement as provided in Section 6 below.

3.           Intentionally Omitted.

4.           Continuation of Certain Terms.  Kelly acknowledges the continued effectiveness of the confidentiality provision specified on page 3 of the Employment Agreement and agrees to abide such terms as specified therein. Kelly also acknowledges the continued effectiveness of that certain Confidential Information and Non-Competition Agreement between Kelly and the Company dated August 30, 1994.

5.           General Release of Claims by Kelly.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kelly, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby releases and discharges the Company and its past and present officers, directors, corporate affiliates, subsidiaries, investors, employees, agents, contractors, and representatives, including but not limited to counsel, and their respective successors and assigns, (collectively, the “Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Company and/or any of the Releasees, Kelly now has or hereafter shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including, without limitation, any alleged claim under or alleged violation of the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Occupational Safety and Health Act, the Fair Credit Reporting Act, the Family Medical Leave Act, the New York City Administrative Code, the New York Civil Rights Law, the New York State Executive Law, the New York Legal Activities Law, the  New York State Legal Antitrust Law, the New York State Wage and Hour Laws, the New York Equal Pay Law, the New York Labor Law, the New York Whistleblower Law, and any and all other federal, state, or local civil or human rights laws and/or any other alleged contract or tort or common law having any bearing whatsoever on the compensation, pension, terms and conditions and/or cessation of his employment. Notwithstanding the foregoing, this release shall not apply to any claim by Kelly relating to a breach by the Company of this Agreement.

6.           Voluntary, Knowing and Counseled Agreement; Revocation Period.  Kelly acknowledges that: (i) he has carefully read this Agreement; (ii) he has had 21 days to consider fully the terms of this Agreement; (iii) he has consulted with counsel in connection with this Agreement and has been assisted by counsel in negotiating this Agreement; (iv) he fully understands the significance of all of the terms and conditions of this Agreement; and (v) he is signing this Agreement voluntarily and of his own free will and consents to all the terms and conditions contained herein.  Kelly understands that he has 7 days from his delivery of an executed copy of this Agreement to the Company to revoke this Agreement by written notice to Company.

7.           Non-Disparagement.  Kelly agrees that he will not disparage in any way to any person, either orally or in writing, the Company or any of its former and present directors, officers, stockholders, employees, agents or corporate affiliates.

8.           Affirmations.  Kelly affirms that he has not filed, or caused to be filed, and that he presently is not a party to, any claim, complaint, or action against the Company in any forum or form. Kelly further affirms that he has been paid and has received all leave, vacation, compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave, vacation, compensation, wages, bonuses, commissions and/or benefits are due to him, other than the compensation expressly set forth in this Agreement.

9.           Governing Law and Interpretation.  This Agreement shall be governed by the laws of the State of New York, other than those which would defer to the substantive laws of another jurisdiction.

10.         Entire Agreement; Amendment.  This Agreement sets forth the entire agreement between the Company and Kelly and shall supersede any and all prior agreements or understandings (except as expressly herein set forth) between the parties. It may not be amended except by a written agreement signed by both parties.  Kelly agrees that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement.

PROGINET CORPORATION

By:	/s/ Sandy Weil
Name:	Sandy Weil
Title:	President/CEO

/s/ Kevin Kelly